EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of AmeriPath, Inc. on Form S-8 of our report dated February 22, 2000, appearing in the Annual Report on Form 10-K of AmeriPath, Inc. for the year ended
December 31, 1999.

DELOITTE & TOUCHE LLP



Fort Lauderdale, Florida
December 6, 2000